AMENDMENT NO. 1 TO ADMINISTRATIVE SERVICES AGREEMENT

Pursuant to the Amended and Restated Administrative Service Agreement (the "Agreement"), made and entered into as of November 21, 2000, by and among the United State Branch of Sun Life Assurance Company of Canada, Sun Life Assurance Company of Canada (U.S.), and Sun Life Insurance and Annuity Company of New York, the parties hereby agree:

1. To add a new paragraph to the Agreement immediately after the seventh introductory paragraph to read as follows:

WHEREAS, effective January 1, 2002, all services to be provided hereunder to Sun Life NY will be provided solely by Sun Life Delaware;

2. To add a new paragraph to the Agreement immediately after the initial paragraph of Section No. 10 (Termination) to read as follows:

Notwithstanding the foregoing this Agreement shall terminate at 11:59 p.m. on December 31, 2001 with respect to the Branch and thereafter (i) all services to be provided to Sun Life NY hereunder shall be provided solely by Sun Life Delaware and (ii) all references herein to Sun Life Canada shall refer solely to Sun Life Delaware.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representatives on this 31st day of December, 2001.

SUN LIFE ASSURANCE COMPANY OF CANADA

By: /s/ Davey S. Scoon

For the President

Name: Davey S. Scoon

Title: Vice President and Chief Administrative and Financial Officer

By: /s/ Michael A. Pirrello

For the Secretary

Name: Michael A. Pirrello

Title: Vice President, Financial Analysis

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By: /s/ James M. A. Anderson

For the President

Name: James M. A. Anderson

Title: Vice President, Investments

By: /s/ Edward J. Ronan

For the Secretary

Name: Edward J. Ronan

Title: Vice President, Retirement Products and Services

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By: /s/ Michael E. Shunny

For the President

Name: Michael E. Shunny

Title: Vice President, Group Insurance

By: /s/ Jane S. Grosso

For the Secretary

Name: Jane S. Grosso

Title: Assistant Vice President and Controller, Retirement Products and Services